THIS AGREEMENT made as of the 11th day of November, 1997.



BETWEEN:



ADM AGRI-INDUSTRIES, LTD., a corporation incorporated under the laws of

Ontario (herein called the "Vendor")

                                                OF THE FIRST PART

AND



RIVERSIDE GRAIN PRODUCTS INC. a corporation incorporated under the laws of

Ontario (herein called the "Purchaser")

OF THE SECOND PART

AND



SOUTHERN VENTURES, INC.a corporation incorporated

under the laws of Alberta (herein called "SVI")

OF THE THIRD PART



WHEREAS the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the right, title and interest in and to all of the tangible assets which make up the Vendor's starch and gluten manufacturing facility and adjacent Saskatchewan Wheat Pool #8 facility in

Thunder Bay, Ontario on and subject to the terms and conditions herein contained;



NOW THEREFORE THIS AGREEMENT WITNESSETH, in consideration of the covenants,

agreements, representations, warranties and payments herein provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree as follows:



ARTICLE 1

INTERPRETATION



1.1  Definitions



In this Agreement, unless the context requires otherwise:



"Agreement" means this Agreement, including the Schedules attached hereto, and all instruments supplemental hereto or in amendment or confirmation hereof;



"Assets" means, collectively, the Real Property, Equipment and Facility

Information;



"Business Day" means a day other than a Saturday, Sunday or any statutory holiday in the Province of Ontario;



"Closing" means the completion of the purchase and sale of the Assets, to be held at the offices of the solicitors for the Purchaser in the City of Toronto on the Closing Date, in accordance with the terms and conditions of this

Agreement;



"Closing Date" means 10:00 o'clock a.m. (Toronto time) on the fifth Business

Day following the execution of this Agreement excluding the day of execution or such other date as is agreeable to both parties;



"Equipment" means:

(a)            all processing, drying and packaging equipment

(b)            all machinery and spare parts

(c)            all vehicles/pallet trucks

(d) all laboratory equipment and computer hardware ( other than that donated to charities at the time of the shut
down)

(e)            all furniture and fixtures, and

(f)            all other equipment



owned by the Vendor and used in connection with the Facilities as of the last day of operation prior to the shut down on September 1, 1996 ( which the parties agree was June 30, 1996) including, without limitation, the equipment listed and described in Schedule "A" attached hereto;



"Facilities" means the starch and gluten manufacturing facility and adjacent

Saskatchewan Wheat Pool #8 facility located on the Real
Property;



"Facility Information" means all files, records and other documentation of the

Vendor pertaining to the Facilities (including products made and processes used at the Facilities) whether contained in hard copy or on computer diskette including, without limitation, the information listed in Schedule "B";



"Flour Supply Agreement" means the form of supply contract attached hereto as

Schedule "C";



"GST" means the Goods and Services Tax as provided for in Part
IX of the

Excise Tax Act, R.S.C. 1985, c. E15 as amended;



"Parties" means, collectively, the Vendor and the Purchaser;



"Person" means any individual, corporation, partnership, trust or unincorporated association;



"Promissory Note" means the form of promissory note attached hereto as

Schedule "D";



"Purchase Price" means the purchase price for the Assets determined in accordance with sections 2.2;



"Real Property" means the real property described in Schedule
"E" and includes

all buildings, improvements and fixtures located thereon as of June 30, 1996;





"Security Instruments" means such documents as are reasonably required to grant to the Vendor a first ranking security interest in the Assets under the

Personal Property Security Act (Ontario) and a first charge/ mortgage with respect to the Real Property.



1.2	Gender and Number



Words importing the singular include the plural and vice versa, and words importing gender include all genders.



1.3	Entire Agreement



This Agreement, including the Schedules attached hereto, together with the other agreements and documents to be delivered hereunder, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term or condition

(whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.



1.4	Currency



Unless otherwise indicated, all references in this Agreement to monies shall be references to lawful money of the United States.



1.5	Headings



The headings contained herein are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof and shall not be considered part of this Agreement.



1.6	Successors and Assigns



This Agreement shall enure to the benefit of and be binding upon each of the

Parties hereto and their respective successors and assigns, as the case may

be. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably or arbitrarily withheld or delayed.



1.7 Time of the Essence



Time shall be of the essence of this Agreement.



1.8 Applicable Law



This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.



1.9 Further Assurances



From time to time subsequent to the Closing Date, each party to this Agreement covenants and agrees that it will at all times after the Closing
Date, at the

expense of the requesting party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances,

transfers, consents and other assurances and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.



1.10 Schedules



The following Schedules are attached to and form a part of this
Agreement:



Schedule "A"      list and description of Equipment

Schedule "B"      Facility Information

Schedule "C"      form of the Flour Supply Contract

Schedule "D"      form of the Promissory Note

Schedule "E"      description of the Real Property

Schedule "F"      dates and amounts of installment payments





ARTICLE 2

PURCHASE AND SALE OF ASSETS



2.1 Purchase and Sale



The Vendor hereby agrees to sell, transfer, assign and set over to the

Purchaser and the Purchaser hereby agrees to purchase and acquire from the

Vendor the Assets free and clear of all liens and charges except those set forth in subsection 4.1(d) (ii), (iii), (iv) and (v), on and subject to the terms and conditions of this Agreement. For greater certainty, the Purchaser shall have the right to use the Facility Information in perpetuity.



2.2 Purchase Price and Allocation



The price payable by the Purchaser to the Vendor for the Assets shall be Five

Million Dollars ($5,000,000) which the parties agree shall be allocated as follows:



(a) for the Real Property, the sum of Two Million Dollars
($2,000,000), and



(b) for the Equipment, the sum of Three Million Dollars
($3,000,000).



2.3 Payment of the Purchase Price



The amounts referred to in Section 2.2 shall be paid and satisfied as follows:



(a) Three Million Dollars ($3,000,000) in installments by wire transfer of funds on the dates and in the amounts set out in Schedule
"F" to an

    account designated by the Vendor;



(b) The balance of the Purchase Price, being Two Million
Dollars

    ($2,000,000), by the issuance and delivery on Closing of the Promissory

    Note.



(c) Subject to Section 2.3(d), the Vendor agrees to assign the Promissory Note to Southern Ventures Inc. (Nevada) in exchange for voting common shares of

    Southern Ventures Inc. (Nevada) equal to nine percent (9%) of the issued and outstanding shares of Southern Ventures Inc. (Nevada) on a fully diluted basis; and



(d) In the event that (i) the shares referred to in subsection
2.3(c) are not

    delivered to the Vendor by January 16, 1997; (ii) at the time of delivery there is not a minimum of twenty million (20,000,000) common shares of

    Southern Ventures Inc. (Nevada) issued and outstanding with not less than thirty percent (30%) of such shares listed for public trading on a U.S. or

    Canadian Stock Exchange; or (iii) the initial public offering was not for at least two million (2,000,000) common shares of Southern
Ventures Inc.

    (Nevada) at a minimum price of Two Dollars ($2.00) per share, the

    Promissory Note shall, in lieu of the issuance of such shares, be immediately due and payable in full by the Purchaser to the Vendor in cash.



2.4 Adjustments



(a) The Vendor and Purchaser acknowledge that the purchase price set out in section 2.2 is based on the equipment used in connection with the

    Facilities as of June 30, 1996. The Vendor and Purchaser agree to reduce the portion of the Purchase Price described in subsection
2.3(a) to

    reflect any Equipment that is not delivered to the Purchaser on Closing or that in any material respect is not as represented and warranted in section 4.1. The adjustment for missing equipment will be based on the value assigned to such equipment in Schedule "A". The adjustment for equipment that in any material respect is not as represented in section

    4.1 will be based on the expense required to remedy same.



(b) Realty taxes, including local improvement rates, shall be apportioned and allowed to the Closing Date, the Closing Date to be apportioned to the

Purchaser.



2.5 GST Provisions



(a) Each of the Vendor and the Purchaser represents and warrants to the other that it is duly registered under Part IX of the Excise Tax Act
(Canada) and

shall continue to be a registrant for GST purposes at the Closing Date. The

GST registration number of the Vendor is BN 100054527 RT 0001 and the GST registration number of the Purchaser is BN 88616 5166 RT 0001.
Since its

registration, the Purchaser has never ceased to be registered and is entitled to produce the election provided by 167(1) of the Excise Tax Act
(Canada).



(b) The Vendor and the Purchaser undertake at the closing to sign the joint election prescribed by subsection 167(1) of the Excise Tax Act
(Canada) and

the Purchaser undertakes to file such election in the manner and within the time prescribed therefor.



(e) The Purchaser will indemnify and hold harmless the Vendor for all taxes,

interest, and penalties which the Vendor may be required to pay should the joint election described above not be available. Each of the Vendor and the

Purchaser undertake to notify the other of any notice of assessment as soon as practical following receipt. The Vendor will be under no obligation to contest any notice of assessment received in this respect but will cooperate with the Purchaser should the latter decide to contest such a notice.



ARTICLE 3

ASSUMPTION OF LIABILITIES



3.1 Excluded Assets and Liabilities



The Vendor hereby acknowledges and agrees that the Purchaser:



(a) is purchasing only the Assets and the Purchaser is not acquiring any other assets or property of the Vendor; and



(b) is not assuming any obligation or liability of the Vendor except as expressly and specifically provided for in this Agreement.



3.2 Employment Obligation



For certainty, the Purchaser shall assume no responsibility for any employee of the Vendor and the Purchaser shall not be obligated to offer employment to any employee of the Vendor.



ARTICLE 4

REPRESENTATIONS AND WARRANTIES



4.1 Representations and Warranties of the Vendor



The Vendor hereby represents and warrants to the Purchaser, with the intent that the Purchaser shall rely thereupon in entering into this Agreement and in concluding the purchase and sale contemplated herein, both on the execution and delivery of this Agreement and as at the Closing Date
(unless otherwise

specified) as follows:



(a) Status of the Vendor The Vendor is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, is validly extraprovincially registered in each province of Canada in which it carries on business (other than its jurisdiction of incorporation, if applicable), is in good standing and has all necessary corporate power and capacity to own and dispose of the Assets, to execute and deliver this Agreement and to carry out the terms and conditions of this Agreement to the full extent;



(b) Authority to Sell The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary shareholder and corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;



(c) Conformity with Laws To the actual knowledge of the directors and officers of the Vendor and of Archer-Daniels-Midland Milling Co.
(including

Mr. Craig Hamlin), i) the Vendor has complied, in all material respects, with all laws, statutes, ordinances, regulations, rules, judgments, decrees and orders applicable to the Facilities, ii) the Equipment currently complies, in all material respects, with the requirements of all applicable laws, statutes,

ordinances, regulations, rules, judgments, decrees and orders,
iii) there are

no outstanding work orders or deficiency notices affecting the Real Property and iv) the present use of the Real Property as a starch and gluten manufacturing facility and grain handling facility may be lawfully continued;



(d) Assets The Vendor owns and possesses and has a good and marketable title to the Assets free and clear of all registered restrictions, mortgages, liens,

charges, pledges, security interests, encumbrances or other claims whatsoever except for the following:



(i) any registered restrictions or covenants that run with the Real Property providing that such are complied with;



(ii) any municipal agreements and registered agreements with publicly regulated utilities that run with the Real Property providing such have been complied with;



(iii) any minor easements affecting the Real Property for drainage, storm or sanitary sewers or for the supply of utility lines, telephone lines, or other services to the Real Property provided such easements do not materially affect the intended use of the Real Property; and



(iv) any other encumbrances which do not secure or relate to a debt of the

Vendor or a debt guaranteed by the Vendor and which do not materially effect the use of the Assets for their intended purpose.



The Assets are substantially all of the assets that were situate in or about the Facilities on June 30, 1996;



(e) Repair The Facilities and Equipment were in working condition and were adequate and suitable for the purposes for which they were being used as of

June 30, 1996 and will be in working condition as of the Closing
Date;



(f) Effect of Sale Neither the execution and delivery of this Agreement nor the completion of the purchase and sale contemplated herein will constitute a breach by the Vendor of any law, bylaw or regulation of the Province of

Ontario or of Canada or of any contract or agreement to which the Vendor is a party or by which it is bound or which would result in the creation of any lien, encumbrance or other charge on any of the Assets;



(g) No Litigation or Proceedings There is no litigation or administrative or government proceeding or inquiry pending or to the actual knowledge of the directors and officers of the Vendor or of Archer-Daniels-Midland Milling Co.

(including Mr. Craig Hamlin) threatened against or relating to the Assets;



(f) Canadian Resident The Vendor is not a nonresident of Canada within the meaning of the Income Tax Act (Canada);



(g) Labour Agreements The Vendor is not party to any agreement with any labour union or employee association nor are such agreements presently under negotiation nor have any of them made commitments to, or conducted negotiations with, any labour union or employee association regarding any future agreements relative to the Assets.



4.2 Representations and Warranties of the Purchaser



The Purchaser represents and warrants to the Vendor, with the intent that the

Vendor shall rely thereupon in entering into this Agreement and in concluding the purchase and sale contemplated herein, both on the execution and delivery of this Agreement and as at the Closing Date (unless otherwise specified), as follows:



(a) Status of Purchaser The Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, is, to the extent required, extra-provincially registered in each province in Canada in which it carries on business (other than its jurisdiction of incorporation, if applicable), is in good standing and has all necessary corporate power and capacity to execute and deliver this Agreement and to carry out the terms and conditions of this Agreement to the full extent; and



(b) Authority to Purchase The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary shareholder and corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited to laws of general application affecting the rights of creditors.



4.3 Survival of the Vendor's Representations, Warranties and
Covenants



To the extent that they have not been fully performed at or prior to Closing,

all representations, warranties and covenants made by the Vendor in this

Agreement shall survive the time of Closing and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following Closing.



4.4 Survival of the Purchaser's Representations, Warranties and
Covenants



To the extent that they have not been fully performed at or prior to Closing,

all representations, warranties and covenants made by the Purchaser shall survive the time of Closing and any investigation at any time made by or on behalf of the Vendor and shall continue in full force and effect for the benefit of the Vendor following Closing.



ARTICLE 5

COVENANTS OF THE VENDOR



5.1 Access to the Assets



The Vendor shall forthwith upon execution of this Agreement:



(a) make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide copies to the Purchaser of all Facility

Information;



(b) afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Assets to conduct such tests and investigations, at its expense, as it deems relevant;
and



(c) at the request of the Purchaser, execute such consents, authorizations and directions as may be necessary to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the Assets maintained by governmental or other public authorities;



The exercise of any rights of inspection by or on behalf of the Purchaser under this section shall not mitigate or otherwise affect any of the representations and warranties of the Vendor hereunder, which shall continue in full force and effect as provided in section 4.3. Any damage to the Assets occasioned by the tests and investigations referred to in
section 5.1(b) shall

be for the account of the Purchaser.



5.2 Ordinary Course



From and after the execution and delivery of this Agreement until the Closing,

the Vendor shall maintain the Assets in accordance with good practice.



5.3 Insurance



From the date of this Agreement until the Closing, the Vendor shall maintain in full force and effect current policies of insurance in respect of the

Assets.



5.4 Permits and Licenses



The Vendor shall assist the Purchaser in obtaining or transferring to the

Purchaser any and all licenses and permits of the Vendor required by any municipal, federal or provincial law, bylaw and regulation for the operation of the Assets. Any transfer fees relating to such licenses or permits payable in connection therewith shall be for the account of the Purchaser.



5.5 Indemnity



The Vendor agrees to indemnify and hold harmless the Purchaser from and against:



(a) any and all liabilities of the Vendor, whether accrued, absolute,

contingent or otherwise, as a result of or arising directly or indirectly out of or in connection with any employees or former employees of the Vendor whose employment is not agreed to be assumed by the Purchaser pursuant to the terms and conditions of this Agreement;



(b) any and all damage or deficiencies resulting from any misrepresentation,

breach of warranty or nonfulfilment of any covenant on the part of the Vendor under this Agreement;



(c) any breach or non-performance by the Vendor of any covenant to be performed by it that is contained in this Agreement or in any agreement,

certificate or other document delivered pursuant hereto;



(d) any and all liabilities, claims, damages or losses suffered or incurred by the Purchaser as a result of or arising from the failure of the Vendor to comply with the requirements of any applicable bulk sales legislation in respect of the purchase and sale of the Assets; and



(e) any and all actions, suits, proceedings, demands, assessments, judgments,

orders, costs and reasonable legal and other expenses incident to any of the foregoing.



except to the extent the Vendor has been prejudiced by the Purchaser's failure to notify the Vendor of such liability, damage, breach or claim within a reasonable period of time following the Purchaser becoming aware of same.

Notwithstanding anything in this Agreement to the contrary, the Vendor acknowledges notice of and agrees to indemnify and hold harmless the Purchaser from and against any liability or claim arising in connection with the purported transfer of lots 10 and 11, Plan W-778 City of Thunder
Bay from

Saskatchewan Pool Elevators Limited to Saskatchewan Wheat Pool by instrument number 178490 and the purported transfer of lots 10 and 11, Plan
W-778 City of

Thunder Bay from Saskatchewan Wheat Pool to 976088 Ontario Inc.
by instrument

number 337332.



5.6 Flour Supply Agreement



The Vendor shall execute the Flour Supply Agreement prior to or at Closing.



ARTICLE 6

COVENANTS OF THE PURCHASER



6.1 Taxes



The Purchaser shall be liable for all provincial sales/transfer taxes, if any,

with respect to the purchase of the Equipment and Real Property hereunder and shall pay the same to the provincial collection authorities within the time prescribed by the laws of the Province of Ontario.  The
Purchaser acknowledges

that notwithstanding any other term or condition of this Agreement, the

Purchase Price is exclusive of GST and the Purchaser shall pay the same in addition to the amounts payable hereunder when due and payable.



6.2 Unpaid Purchase Price



The Purchaser covenants to execute the Promissory Note and the Security

Instruments prior to or at Closing.



6.3 Flour Supply Agreement



The Purchaser covenants to execute the Flour Supply Agreement prior to or at

Closing.



6.4 Insurance



From the Closing date until the Purchase Price has been paid in full, the

Purchaser shall:



(a) maintain the Assets in at least as good a condition as when the Purchaser took possession, ordinary wear and tear excepted;



(b) maintain general liability and "all risk" property insurance with respect to the Assets and their operation, which insurance shall name the Vendor as an additional insured party (primary to any insurance maintained by the Vendor)

and as loss payee ("all-risk" property insurance only) and be in such amounts and with such companies as is reasonably acceptable to the Vendor; and



(c) except as otherwise expressly provided for herein, defend, indemnify and hold the Vendor, its affiliated companies and their respective directors,

officers, employees and agents harmless from and against any and all claims,

demands, actions, causes of action, judgments, awards, fees
(including

attorney's fees), costs and any other liability whatsoever arising out of or in any way connected with the Assets and occurring or accruing on or after the

Closing Date excepting any such claim, demand, action, cause of action,

judgment, award, fee, cost or other liability to the extent same is caused by the negligence or willful default of the Vendor, its affiliated companies or their respective directors, officers, employees or agents.



ARTICLE 7

CONDITIONS PRECEDENT



7.1 Conditions Precedent to the Obligation of the Purchaser



The obligation of the Purchaser to complete the agreement of purchase and sale of the Assets on and subject to the terms and conditions of this Agreement shall be subject to the following conditions precedent that:



(a) the Vendor's representations and warranties contained in this Agreement shall be true in all material respects at and as of the time of Closing as if such representations and warranties were made at and as of such time;



(b) the Vendor shall have performed and complied with all of the terms and conditions of this Agreement to be performed or complied with by the Vendor prior to or at the time of Closing;



(c) the Vendor shall have delivered to the Purchaser a certificate of an authorized signatory of the Vendor dated the time of Closing, certifying (in such detail as the Purchaser may reasonably specify) to the fulfilment of the conditions set forth in subsections 7.1(a) and (b) hereof;



(d) the Purchaser shall be satisfied that i) all necessary approvals,

licenses, certifications, authorizations and permits required for the uses to which the Assets will be put by the Purchaser have been obtained by the

Purchaser, ii); there is no litigation or administrative or government proceeding or inquiry threatened against or relating to the Assets or their intended use or any basis for any such action, iii) there is no contaminant in the air, the ground or in other improvements in the areas or vicinities where any of the Assets are (or were) located or elsewhere on the Real
Property and

there has been no release of any contaminant as a result of the operation of the Assets other than as may have been done in compliance with all laws,

bylaws and regulations relating to the environment and iv) all wastes and other materials and substances disposed of, treated or stored utilizing the

Assets, whether a contaminant or not, have been disposed of, treated and stored in compliance with all laws, bylaws and regulations in effect at the applicable time;



(e) the Purchaser shall be satisfied that the Facilities comply, in all material respects, with all laws, statutes, ordinances, regulations, rules,

judgments, decrees, orders and restrictive covenants applicable to the

Facilities, ii) the Equipment currently complies, in all material respects,

with the requirements of all applicable laws, statutes, ordinances,

regulations, rules, judgments, decrees, orders and restrictive covenants, iii)

there are no outstanding work orders or deficiency notices affecting the Real

Property, iv) the present use of the Real Property as a starch and gluten manufacturing facility and grain handling facility may be lawfully continued,

v) the Facilities and Equipment do not encroach on any property owned by others and vi) the rights of ingress and egress to the Real
Property are

adequate for the intended use of the Real Property; and



(f) the Purchaser shall be satisfied that the Vendor has not knowingly withheld from the Purchaser any facts relating specifically to the Assets which, considered as a whole, would be adverse to the Purchaser, except facts which are public information or are generally known in the industry in which the Vendor operates.



7.2 Benefit of Purchaser's Conditions Precedent



Each of the conditions precedent set forth in section 7.1 hereof is for the exclusive benefit of the Purchaser and any such condition precedent may be waived in whole or in part by the Purchaser at or prior to the time of Closing by notice in writing to the Vendor.



7.3 Conditions Precedent to the Obligation of the Vendor



The obligation of the Vendor to complete the agreement of purchase and sale of the Assets on and subject to the terms and conditions of this Agreement shall be subject to the following conditions precedent that:



(a) the Purchaser's representations and warranties contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made as of such time;



(b) the Purchaser shall have performed and complied with the terms and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the time of Closing; and



(c) the Purchaser shall have delivered to the Vendor a certificate of an authorized signatory of the Purchaser dated the time of Closing, certifying

(in such detail as the Vendor may reasonably specify) to the fulfilment of the conditions set forth in subsections 7.3(a) and (b) hereof.



7.4 Benefit of Vendor's Conditions Precedent



Each of the conditions precedent set forth in section 7.3 hereof is for the exclusive benefit of the Vendor and any such condition precedent may be waived in whole or in part by the Vendor at or prior to the time of Closing by notice in writing to the Purchaser.



7.5 Planning Act



This Agreement shall be effective to create an interest in the property only if the Vendor complies with the subdivision control provisions of the Planning

Act by Closing and the Vendor covenants to proceed diligently at his expense to obtain any necessary consent by Closing.



ARTICLE 8

CLOSING



8.1 Time of Closing



Subject to the terms and conditions hereof, the purchase and sale of the

Assets shall be completed at the Closing on the Closing Date.



8.2 Documents to be Delivered by the Vendor



The Vendor shall deliver or cause to be delivered to the Purchaser's solicitors on the Closing Date:



(a) all conveyances and transfers in form and content satisfactory to the

Purchaser including the statements contemplated by Section
50(22) of the

Planning Act, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;



(b) all consents or approvals, required to be obtained by the Vendor for the purpose of validly assigning the Assets or any part thereof;



(c) possession of the Assets, including vacant possession of the Real Property and, except as otherwise indicated by the Purchaser, all Facility Information;



(d) the certificate of the Vendor to be given under paragraph
7.1(c) hereof;



(e) duly executed unconditional and registrable discharges, or evidence to the satisfaction of the Purchaser, acting reasonably, as to discharge or termination of any and all obligations and liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets;



(f) sworn declaration of possession by an officer of the Vendor in a form satisfactory to the Vendor's counsel and Purchaser's counsel;



(g) the Flour Supply Agreement duly executed by the Vendor; and



(h) such other documents, instruments or other writings in form and content satisfactory to the Purchaser acting reasonably required to give effect to the provisions of this Agreement.



8.3 Documents to be Delivered by the Purchaser



On the Closing Date the Purchaser shall deliver or cause to be delivered to the Vendor's solicitors:



(a) a wire transfer of funds to an account designated by the Vendor for the portion of the Purchase Price payable on the Closing Date;



(b) the certificate of the Purchaser to be given under paragraph
7.3(c)

hereof;



(c) the Promissory Note and the Security Instruments duly executed by the

Purchaser;



(d) the Flour Supply Agreement duly executed by the Purchaser;
and



(e) such other documents, instruments or other writings in form and content satisfactory to the Vendor acting reasonably required to give effect to the provisions of this Agreement.



8.4 Deliveries and Trust Conditions



Any documents or money required to be delivered or paid hereunder may be delivered or paid to the Parties or their respective solicitors on such trust conditions (for similar commercial transactions in Toronto, Ontario) as may be agreed to by the vendor's solicitors and the purchaser's solicitors, acting reasonably.



ARTICLE 9

GENERAL



9.1 Risk of Loss



From the execution and delivery of this Agreement until the time of Closing,

the Assets shall be and remain at the risk of the Vendor. In the event of substantial damage prior to Closing, the Purchaser may either terminate this

Agreement or take the proceeds of any insurance and complete the transaction.

No insurance will be transferred on Closing.



9.2 Notices



Any notice or other communication required or permitted to be given hereunder to any party shall be in writing and shall be given by facsimile or other means of electronic communication or by hand delivery as hereinafter provided.

Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the first

Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted

below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address or name shall also be governed by this section. Notices and other communications shall be addressed as follows:



the Vendor       ADM Agri-Industries, Ltd.

950 Mill Street

Montreal, Quebec, Canada H3C 1Y4

Attention: John Neufeld



Telecopier: (514) 846 8500



with a copy

to:            Archer-Daniels-Midland Company

               P.O. Box 1470

               Decatur, Il. 62525

               Attention: General Counsel



Telecopier: (217) 424 6196



the Purchaser    Riverside Grain Products Inc.

and SVI:         c/o Macleod Dixon

BCE Place, 181 Bay Street

Bay Wellington Tower

Suite 4220, P.O. Box 792

Toronto, Ontario

Attention: Michael R. Moher



Telecopier: 416 360 8277



9.3 Announcements



No announcement with respect to this Agreement will be made to any person by the Vendor or the Purchaser without the prior written consent and approval of the other. Notwithstanding the foregoing, the Purchaser may disclose the existence of this Agreement to those persons the Purchaser deems necessary in order to procure any required licenses, permits or approvals or to procure contracts with suppliers, purchasers or labourers.



9.4 Confidentiality



Except with the express written consent of the other party first had and obtained, a party shall not disclose orally or in writing to any third party the subject matter of the negotiations between the Purchaser and the Vendor or any information received from the other party in connection with the transaction except as required to satisfy the conditions precedent and the parties shall retain this Agreement and any other relevant material as confidential. Such information will be distributed to the employees of the

Vendor and Purchaser on a need to know basis only. The parties acknowledge that the existence of an agreement in principle has been disclosed to various government and political officials in Thunder Bay, Ontario.



9.5 Expenses



The parties shall each bear their own expenses with respect to the transaction contemplated by this Agreement.



9.6 Counterparts and Execution and Delivery



This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart. Each of the Parties acknowledges and agrees that delivery of a facsimile or other means of electronic communication of this Agreement executed by any Party, without any further act by such Party,

shall be satisfactory and valid execution and delivery of this Agreement by that Party.



9.7 Guarantee by SVI



SVI represents that it is the registered and beneficial owner of all of the issued shares of the Purchaser. SVI warrants that the representations and warranties of the Purchaser are true and guarantees the timely performance of all of the Purchaser's obligations under this Agreement. The representations,

warranties and covenants of SVI shall survive the time of Closing and shall continue in full force and effect for the benefit of the Vendor following

Closing. The Vendor shall not be bound to exhaust its recourse against the

Purchaser before being entitled to pursue its remedies against SVI. SVI waives any right to require the Vendor to proceed against the Purchaser.



IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.







ADM AGRI-INDUSTRIES, LTD.            RIVERSIDE GRAIN PRODUCTS
INC.



Per:  "D.J. Smith"                      Per: "Linda Luszczak"






Per:  "D.J. Schmalz"







SOUTHERN VENTURES, INC.



Per:  "W. B. Wood"







Per:



SCHEDULE "A"





LIST AND DESCRIPTION OF EQUIPMENT

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN

VENTURES, INC. DATED AS OF NOVEMBER 11, 1997











SCHEDULE "B"



FACILITY INFORMATION

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN VENTURES, INC.AS OF NOVEMBER 11, 1997





1. All files related to operation and maintenance of the plant, eg.:



-plant operation, training and safety manuals



-starch, gluten and waste treatment equipment specifications, warranties,

operating and maintenance procedure manuals



-plant drawings including blue prints, technical drawings and designs



2. Maintenance and equipment files including Affidavits of Manufacture for all tanks and other pressure vessels



3. Laboratory files including all files relating to process and finished product



4.  All files related to service contracts for the plant



-rail siding agreements



-rail shipping agreements



-chemical supply agreements



-hydro and natural gas agreements



5.  All files related to financial aspects of the plant



-annual/monthly/daily production and sales records



6.  All files related to regulatory compliance of the plant



-water supply



-waste treatment and discharge



-municipal, provincial and federal taxation

7.  Real property files including surveys





8.  Supplier files and records



9. Proprietary manufacturing information and knowhow, instruction manuals,

inventions, inventor's notes, research data, formulae, processes, trade secrets, and any other technology or intellectual property necessary for the

Purchaser to operate the Facilities.



SCHEDULE "C"



FLOUR SUPPLY AGREEMENT

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN VENTURES, INC.AS OF NOVEMBER 11, 1997



                    FLOUR  SUPPLY AGREEMENT





THIS AGREEMENT made as of the   day of , 1997.





B E T W E E N:



ADM AGRI-INDUSTRIES, LTD.



(hereinafter called "the Supplier")



OF THE FIRST PART





A N D:





RIVERSIDE GRAIN PRODUCTS INC.



(hereinafter called "the Consumer")



OF THE SECOND PART





1.  Supply



1.1 The Supplier agrees to sell to the Consumer and the Consumer agrees to buy from the Supplier all flour requested by the Consumer during the term of this

Agreement on the  following terms and conditions.



1.2 The Supplier agrees to supply straight-run flour at 11.5 pro-min (the

"Product").



1.3 Title to and risk of loss of the Product shall pass to the Consumer on delivery of the Product into Consumer's facility located at 625
New Vickers,

Thunder Bay, Ontario (the "Facility").



2.   Term of Agreement



2.1 This Agreement shall be for a period of five (5) years commencing on the

1st day of October, 1997 to and including the 30th day of September, 2002.



2.2 This Agreement shall thereafter be automatically renewed for successive periods of one (1) year each on the same terms and conditions as contained herein unless written notice of termination is delivered by either party to the other not less than one (1) year prior to expiration of the initial term herein or ninety (90) days prior to the expiration of any renewal term, as the case may be.



3.    Price



3.1 The initial milling conversion fee for each unit of Product delivered to the Consumer will be Seventy-five Dollars ($75.00). The milling conversion fee shall be reviewed and subject to adjustment annually. An example of the total price formula for each unit of Product is attached as Appendix A, which is attached hereto, and by this reference is incorporated herein.



3.2 The Consumer agrees that the terms of payment shall be net ninety (90)

days from the date of delivery. Late Charges maybe applied to overdue accounts at the rate of 1% per month, compounded monthly.



3.3 All Prices herein are exclusive of all taxes, fees, duties or charges imposed by any lawful authority upon the purchase and sale of the Product hereunder; such taxes, fees, duties or charges being for the account of the

Consumer.



3.4 All references in this Agreement to monies shall be references to lawful money of Canada.



4.   Delivery



4.1 Deliveries shall be made into the Facility.



5.   Insurance/Liability/Indemnity



5.1 During the term of this Agreement or any renewal thereof, the Supplier and the Consumer shall, each at its own expense, maintain comprehensive general liability insurance for bodily injury, death and property damage
(including

products liability insurance) with a limit of not less than Five
Million

Dollars ($5,000,000.00) per occurrence.



5.2 The Supplier shall be liable for and shall indemnify the Consumer against all claims, demands, losses or damages caused by or attributable to the

Product or its transportation, handling, care, storage, resale or other use,

which accrue prior to delivery to the Consumer, unless caused by the negligence or non-performance of this Agreement by the Consumer.
 The Consumer

shall bear all risk, be solely liable for and indemnify the Supplier against all claims, demands, losses or damages caused by or attributable to the

Product, which accrue after delivery to the Consumer, unless caused by the negligence or non-performance of this Agreement by the Supplier.



6.    Other



6.1 Any notice contemplated pursuant to this Agreement may be given by the

Consumer or the Supplier to the other and such notice may be delivered personally or by mail. Notice, if delivered personally, shall be deemed to have taken place on the date delivered; if by mail, delivery shall be deemed to have taken place five (5) business days after date of mailing. Notice to the parties shall be directed as follows:



if to the Supplier:

      ADM Agri Industries, Ltd.

7585 Dambro Crescent

Mississauga, Ontario

Attn: John Neufeld

Telecopier:



if to the Consumer:



Telecopier:



6.2 The Supplier and the Consumer agree that neither shall be liable in damages or otherwise nor shall this Agreement be cancelled for failure to carry out the terms of the Agreement in whole or in part, caused directly or indirectly by or in consequence of the action of any governmental or other similar authority or the enforcement of any regulation or by fire, storm,

flood, or rebellion, insurrection, riots, civil commotion or any other event beyond the reasonable control of the Supplier or the Consumer.



6.3 This Agreement shall be governed by the laws of the Province of Ontario.



6.4 This Agreement may not be assigned by either party without the express written consent of the other party, which consent shall not be unreasonably withheld.



6.5 Upon failure of either party to comply with any of the terms or conditions in this Agreement, the other party may provide written notice
("Default

Notice") to the defaulting party specifying any such failure and suspend further performance on its part until such term or condition has been complied with. If the defaulting party fails to rectify the failure specified in the

Default Notice within thirty (30) days or receipt of the Default
Notice, the

non-defaulting party may, without prejudice or waiver of any of its legal remedies, terminate this Agreement by written notice to the defaulting party.



6.6 The failure of either party to exercise any right granted hereunder shall not impair or be deemed to be a waiver of such part's privilege of exercising such right at any subsequent time or times, except where specifically stated.



6.7 This contract forms the entire agreement between the parties and any amendments thereto shall be mutually agreed upon in writing.



6.8 The parties acknowledge that there are no representations or warranties other than those obtained in this Agreement.



IN WITNESS WHEREOF the parties have hereunto affixed their corporate seals under the hands of their proper officers duly authorized in that behalf as of the date first above written.





ADM AGRI-INDUSTRIES, LTD.





Per:  "D.J. Smith"



Per:







RIVERSIDE GRAIN PRODUCTS INC.





Per: "Linda Luszczak"




Per:





APPENDIX A



ALL COSTS IN CANADIAN $









Wheat (Minneapolis futures @ T. Bay)   $205.98   To reflect time
period booked



Basis (established by Canadian Wheat Board)      0 Current value
to meet

preferred specifications



Extraction (wheat/flour)                     1.38  Metric tonnes
of wheat to

yield 1 MT flour (CWB standard)



Gross Wheat (/MT Flour                    $284.25



Millfeed value ($/MT)                      $80.00  Values
reflecting time

period booked (mutually agreed)



Millfeed Credit (.38 MT)                  ($30.40)



Net Bulk Flour Cost                        $253.85



Conversion Fee

                             $75.00 Covering all costs of wheat
acquisition,

                             manufacture, administration &
outbound freight

                             (to be reviewed annually)



Net delivered flour cost                   $318.85



Volume (MT)                                0      Volume &
delivery period to

                                                  be specified
at time of

                                                  booking



Contract No.                                To be established
for each booking



SCHEDULE "D"



FORM OF PROMISSORY NOTE

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN

VENTURES, INC.AS OF NOVEMBER 11, 1997



SCHEDULE "E"



DESCRIPTION OF REAL PROPERTY

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN

VENTURES, INC.AS OF NOVEMBER 11, 1997





1)   Lots 1 to 16, Plan W-778



2)   Part 1 on Reference Plan 9453 (Lots 53 to 60, Plan W-78 aka
1389)



3)   Parcels 3543 and 3544 (Lots 17 to 21, Plan M-81)



4)   Any rights of the Vendor to any adjoining water lot.



SCHEDULE "F"



DATE AND AMOUNTS OF INSTALLMENT PAYMENTS

ATTACHED TO AND FORMING PART OF THE AGREEMENT BETWEEN

ADM AGRI-INDUSTRIES, LTD., RIVERSIDE GRAIN PRODUCTS INC. AND
SOUTHERN

VENTURES, INC.AS OF NOVEMBER 11, 1997